UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________

FORM 8-K
_____________________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-53600

Date of Report:  August 15, 2011

CHINA YCT INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	65-2954561
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

c/o Shandong Spring Pharmaceutical Co., Ltd Economic Development Zone Gucheng Road Sichui County Shandong Province PR China	273200
(Address of principal executive offices)	(Zip Code)

86-537-4268278
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

See Item 2.01 below.

Item 2.01 Completion of Acquisition or Disposition of Assets

China YCT International Group, Inc. ( “CYIG”) entered into an Amended and Restated Purchase Agreement (the “Purchase Agreement”) as of August 15, 2011, with L.Y. Research Corporation (“LY Research”) and L.Y. Biotech Limited (“LYHK”, LY Research and LYHK are collectively referred to as “LY”) The Purchase Agreement provides for the acquisition by CYIG of U.S. Patent No. 6475531 B1, titled “Safe Botanical Drug for Treatment and Prevention of Influenza and Increasing Immune Function” (the “Patent”), in consideration for CYIG common stock.

LY Research, a corporation incorporated in New Jersey, focuses on the research and development of botanical drugs. LY Research was founded by and is wholly-owned by Yaguang Liu.  LYHK is a wholly-owned subsidiary of LY Research.

On January 25, 2011 LHYK assigned the Patent to CYIG, such assignment being contingent on the issuance of shares of CYIG common stock.  CYIG delivered 44,254,952 shares of common stock to a designee of LYHK on March 11, 2011in consideration for the purchase of the Patent.  The 44,254,952 shares of common stock of CYIG constituted 60% of the then issued and outstanding shares of common stock of CYIG.

Pursuant to the Purchase Agreement, the parties agreed that, as additional consideration to the delivery of 44,254,952 shares of CYIG common stock on March 11, 2011, CYIG would:

(1)  Upon quotation of CYIG stock on the OTCBB or OTCQB, issue an additional 11,063,968 shares of common stock to LY Research or its designee; and

(2)  Upon receipt by CYIG of a minimum of $20,000,000 in gross proceeds from a debt or equity financing, or a series of debt and/or equity financings (the “Financing”), or upon quotation of CYIG common stock on NASDAQ or a major securities exchange outside of the United States, issue an additional 20,546,711 shares of common stock to LY Research or its designee.

Upon the issuance of all aforementioned shares of CYIG common stock, the shares issued to LY Research will equal 72% of CYIG’s issued and outstanding common stock, based upon 105,327,670 shares of issued and outstanding CYIG common stock, which calculations exclude any shares issued or issuable in connection with the Financing.

LY Research also received anti-dilution protection under the Purchase Agreement. Until the earlier of the closing of the Financing or two years from the date of the Purchase Agreement, as amended, in the event that CYIG issues any shares of common stock, or options or warrants or rights to purchase common stock or securities convertible into common stock, then LY Research shall be entitled to receive an amount of the identical security newly issued by CYIG, so that the percentage of total issued and outstanding CYIG common stock owned by LY Research before such issuance remains the same once such issuance is effective. The issuance of these additional securities to LY Research shall be without additional consideration. To the extent the number of shares to be issued by CYIG under the Purchase Agreement exceeds the number of its authorized and unissued shares of CYIG common stock, CYIG agreed to seek shareholder approval to increase the number of authorized shares of common stock, or to authorize a reverse split, to permit such issuance.

Item 5.01 Changes In Control of Registrant.

Upon the initial issuance of common stock as contemplated by the Agreement, Yaguang Liu became the beneficial owner of 44,254,952 shares of the Company’s common stock, which shares constitute 60% of the Company’s issued and outstanding shares of common stock. The shares of common stock were issued to LY Holdings Ltd., which is wholly-owned by Mr. Liu.  The consideration for the shares was the transfer of the Patent.

The foregoing summary of the Agreement, and the transactions contemplated thereby, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

 (d)     Exhibits

Exhibit Number	Description

10.1	Amended and Restated Agreement, dated as of August 15, 2011 amongst China YCT International Group, Inc., L.Y. Research Corporation, and L.Y (HK) Biotech Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China YCT International Group, Inc.

Dated: August 19,2011	By:	/s/ Yan Tinghe
Yan Tinghe
Chief Executive Officer